Exhibit 99.3


GSAMP 2005-S1 -- Final Pricing Details (external)
$256.6 mm apprx
GS Lead Manager/Books


            Fitch/                     Fixed/
Class       Moodys       Size(mm)      Fltng        AvL    Pricing Spread      Coup      Dollar Price
-----       ------       --------      -----        ---    --------------      ----      ------------
A           AAA/Aaa      $187.366      Fltng        1.08   1mL+17               **          100.0000
M1          AA/Aa2        $21.530      Fltng        5.07   1mL+47               **          100.0000
M2          A/A2          $19.993      Fixed        4.16   Swaps+130          5.887          99.9993
B1          BBB+/Baa2     $16.917      Fixed        3.85   Swaps+165          6.208          99.9975
B2          BBB/Baa3       $4.742      Fixed        3.75   Swaps+200          6.548          99.9986
B3          BBB-/Ba1       $5.510      Fixed        3.72   Swaps+550          6.750          90.1896


Pricing Benchmarks

        Treasury                              Swap Spreads
--------------------------                --------------------
2yr      99-29+      3.791                2yr          41.75
3yr      98-152      3.939                3yr          46.75
5yr      99-056      4.185                4yr          47.25
10yr     96-01+      4.500                5yr          45.00
                                          6yr          46.75

Expected settlement - 4/07/05
First Distribution Date - 4/25/2005
Expected Legal Final - Dec 2034

** Initial coupon for the floaters will be set two business days prior to settlement.

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